Exhibit 99.1

Press Release

TTM Technologies, Inc. to Acquire Anaren, Inc.

Broadens Product Portfolio, Adding Highly Engineered RF Components and Subsystems for

Aerospace & Defense and Communications End Markets

Transaction Expected to be Accretive

COSTA MESA, CA – December 04, 2017 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) has agreed to acquire Anaren, Inc. (“Anaren”) for approximately $775 million in cash from affiliates of Veritas Capital.

The transaction combines TTM’s strength in printed circuit board (“PCB”) manufacturing with Anaren’s product portfolio of unique and proprietary radio frequency (“RF”) components and subsystems for the Aerospace & Defense and Networking/Communication end markets. The combined company will be strongly positioned to benefit from the expected increased spending towards advanced radar technology in the Aerospace & Defense market and 5G technology in the wireless infrastructure market.

“TTM has had a long working relationship with Anaren, serving beside them on supplier councils, and has always been impressed with their RF engineering expertise,” said Tom Edman, CEO of TTM. “We expect that integrating our manufacturing strength with Anaren’s RF engineering talent will enable us to deliver superior value-added solutions to our customers in Aerospace & Defense and our broader commercial markets. We also believe that the combination will result in meaningful synergies created by complementary capabilities that will benefit the customers and employees of both companies.”

“This is a compelling strategic combination that makes for an exciting new chapter for Anaren,” said Larry Sala, CEO of Anaren. “We have admired TTM’s manufacturing strength for some time and believe this acquisition will accelerate the opportunities and potential for Anaren to grow its offerings. This combination also positions TTM with industry leading high frequency electronics engineering and manufacturing capabilities to better meet our customer needs. We are grateful for our partnership with Veritas over the past several years. With Veritas’ support, we strengthened our market position and generated outstanding growth.”

Strategic Rationale

The acquisition of Anaren is expected to provide a number of benefits to TTM:

•	Broadens TTM’s product portfolio adding highly engineered and differentiated RF products and contributes significant RF engineering talent.

•	Increases TTM’s capabilities in the Aerospace & Defense end market, enabling the company to rapidly develop value added solutions to better serve the U.S. Defense sector, and positioning the combined company for further long-term growth.

•	Provides new growth opportunity in the industrial, medical and automotive end markets

•	Accretive to non-GAAP operating margins, adjusted EBITDA margins, non-GAAP EPS and free cash flow, providing a unique opportunity to achieve industry-leading financial performance, create significant value for customers and shareholders, and provide greater opportunities for employees.

Terms of the Transaction and Financial Highlights

Anaren, Inc. will be purchased in a debt free, cash free transaction for $775 million in cash, subject to working capital adjustments at closing.

In the twelve months ended September 30, 2017, the combined company would have generated pro forma revenues of $2.8 billion and pro-forma adjusted EBITDA of $450 million. For a reconciliation of pro-forma adjusted EBITDA to pro-forma GAAP net income, see Appendix A to TTM’s presentation filed as Exhibit 99.2 to TTM’s Current Report on Form 8-K filed on December 4th, 2017.

TTM has identified $15 million in pre-tax, run rate, cost synergies which are expected to be realized within the first two years after closing. TTM believes that significant additional synergies will result from other integration efforts over a longer period of time. This transaction is expected to be accretive to non-GAAP earnings.

TTM expects to finance the purchase with a $700 million add on to its existing Term Loan B and cash on hand. In addition, TTM has received a fully-underwritten commitment from Barclays to finance the transaction.

The transaction is subject to customary closing conditions, including regulatory approvals. The transaction is expected to close in the first half of 2018. Barclays acted as financial advisor for TTM, and Houlihan Lokey and Evercore acted as financial advisors for Anaren. O’Melveny & Myers LLP acted as legal counsel for TTM. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel for Anaren.

Investor Conference Call and Webcast

TTM will host a conference call on Monday, December 4th, 2017 at 8:30 AM Eastern Time to discuss the combination.

Interested parties can listen to the conference call and view accompanying slides via webcast at www.ttmtech.com. The call can also be accessed over the phone by dialing domestic 1-800-239-9838 or international 1-323-794-2551 (ID 9062905).

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttmtech.com.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

About Anaren

Anaren is a leading global designer and manufacturer of high-frequency RF and microwave microelectronics, components, and assemblies for the space, defense, and telecommunications sectors. Anaren’s engineering expertise and products are utilized by major manufacturers around the world, in everything from telecommunications networking products, fighter-jet jammers, base-station amplifiers, to communication satellite systems. Anaren’s products are the result of innovative engineering, design, materials processing, and world-class volume manufacturing.

About Veritas Capital

Veritas Capital is a leading private equity firm that invests in companies that provide critical products and services, primarily technology or technology-enabled solutions, to government and commercial clients worldwide, including those operating in aerospace & defense, healthcare, technology, national security, communications, government services, energy and education. Veritas Capital seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information on Veritas Capital and its current and past investments, visit www.veritascapital.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These forward-looking statements include statements related to: TTM’s ability to successfully complete the transaction on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the conditions of the credit markets and TTM’s ability to issue debt to fund the transaction on acceptable terms; if the transaction is completed, the ability to retain Anaren’s customers and employees, the ability to successfully integrate Anaren’s operations, product lines, technology and employees into TTM’s operations, and the ability to achieve the expected synergies as well as accretion in earnings; competitive pressures and consumer preferences in TTM’s various lines of business; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; and potential changes in domestic or global economic conditions. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Use of Non-GAAP Financial Measures

This release includes information about the combined company’s pro-forma adjusted EBITDA, which is a non-GAAP financial measure. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Contacts:

TTM Investors

Sameer Desai,

Senior Director, Corporate Development & Investor Relations

Sameer.desai@ttmtech.com

714-327-3050

Anaren and Veritas Capital

Andrew Cole/Patrick Scanlan

Sard Verbinnen & Co

212-687-8080

veritascapital-svc@sardverb.com